Exhibit 99.1

1st Conversion

8% Convertible Redeemable Note Dated 04-17-15

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

Ninety-Nine Thousand Three Hundred Sixty-Six- And 03/100-Dollar Conversion ($36,479.02 Principal & 62,887.01 Interest)

The undersigned hereby elects to convert 99,366.03 of the above note into Shares of Common Stock Blue Water Global Inc. (BLUU) (Company) according to the conditions set forth in such note, as of the date written below.

If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion March 02, 2021

Applicable Conversion Price $0.000385 = 258,093,584 Shares

Signature

/s/ Aryeh Goldstein

Officer

[Print Name of Holder and Title of Signer]

Address: Adar Bays LLC 3411 Indian Creek Drive Suite 403 Miami Beach FL 33140

Shares are to be sent or delivered to the following account:

LEK Securities

DTC#0512

Adar Alef LLC

Account Acronym #ADARBAYS